AMENDMENT NO. 2 TO AGREEMENT FOR COMMITMENT TO PURCHASE

                 AGGREGATE OF $10,000,000 OF 5% PROMISSORY NOTES

By their signatures below, the parties hereby agree to amend the the Agreement for Commitment to Purchase Aggregate of $10,000,000 of 5% Promissory Notes dated November 13, 2003, as previously amended by Amendment No.1 dated March 19, 2004 pursuant to which the Commitment Amount was increased to $15,000,000, (the "Agreement") between Calypte Biomedical Corporation (the "Company") and Marr Technologies BV ("MTBV"). Capitalized terms employed in this Amendment shall have the same meaning as in the Agreement.

The Company is currently negotiating an equity financing not to exceed $7 Million (the "Proposed Equity Financing"), exclusive of an expected $3 million participation by MTBV, which has, pursuant to Section III.d. of the Agreement, a right of first refusal to participate in the Proposed Equity Financing on the same terms and conditions as other investors in the Proposed Equity Financing. Both the Company and MTBV acknowledge that the net proceeds of the Proposed Equity Financing, including any amounts which Marr elects to invest, will reduce the Commitment Amount of the Agreement on a dollar for dollar basis.

The parties mutually agree as follows:

1. Paragraph III.c. of the Agreement, as amended, shall extend the "Availability Period" for seven months, or until December 31, 2004.

      Amended paragraph III.c. shall read as follows, in its entirety:

      "First Availability Date and Availability Period. The earliest date upon which the Issuer may issue an Issuance Notice under the terms of this agreement is February 28, 2004 (the "First Availability Date"). Subject to the provisions of Section 1.c. herein, Issuer may issue an Issuance Notice on any date thereafter through and including December 31, 2004. The period from February 28, 2004 through December 31, 2004, inclusive, is defined as the "Availability Period".

2. The Commitment Amount shall be $5,000,000 during that portion of the Availability Period from June 1, 2004 through December 31, 2004. Any subsequent financing raised by the Company after June 1, 2004, excluding such financing, of up to $10 million, or any portion thereof, as may be raised in the Proposed Equity Financing on or prior to June 1, 2004, shall reduce the Commitment Amount of the Agreement on a dollar for dollar basis.

3. The expiration of the Agreement remains May 31, 2005. Paragraph II.c , as amended, shall indicate that any Note issued pursuant to the Agreement will be due no later than May 31, 2005.

      Amended Paragraph II.c. shall read as follows, in its entirety:

      "Term of Note. Except as noted in Section I.c. with respect to any Note issued during the first month following the First Availability Date, each
      Note issued under the terms of this Agreement shall have a maturity date of May 31, 2005 and shall be repaid upon maturity by wire transfer of immediately available funds to the Purchaser's designated account. ."


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4.    The interest rate on any Notes issued under the Agreement shall be increased from 5% per annum to 9% per annum and in paragraph II d. of the Agreement the words "5% per annum" shall be replaced by the words "9% per annum".

5. In return for this amendment, the Company will issue to MTBV, or a party designated by MTBV, a warrant to purchase 500,000 shares of the Company's common stock $0.03 par value at an exercise price of $0.40 per share. The warrant will be granted as of the effective date of this Amendment No. 2 and will be immediately exercisable for a period of two years from the date of grant. The Company will grant piggyback registration rights to the warrant holder for the shares underlying the warrant for inclusion in the next registration statement the Company files.

6. The members of the Company's Board of Directors shall, by vote at a duly-noticed meeting or by written consent, unanimously approve the Company's issuance of any Note under the Agreement (as amended from time to time)

7.    All other terms and conditions of the Agreement shall remain unchanged.

This Amendment No. 2 shall be effective as of May 26, 2004.

MARR TECHNOLOGIES BV
(PURCHASER)

By: /s/ Janak K Basnet
    -----------------------------
Name:   Janak K Basnet
Title:  Duly authorized attorney

CALYPTE BIOMEDICAL CORPORATION
(ISSUER)

By: /s/ Richard D. Brounstein
    -----------------------------
        Richard D. Brounstein
        Executive Vice President and CFO